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                                                                    EXHIBIT 99.1


[TECHTEAM LETTERHEAD]                                           NEWS RELEASE
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                                                              Nasdaq/NM - "TEAM"
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FOR IMMEDIATE RELEASE, Thursday, May 16, 2002

TECHTEAM ANNOUNCES MANAGEMENT APPOINTMENTS

DAVID W. MORGAN AS VICE PRESIDENT, CFO AND TREASURER
HEIDI K. HAGLE AS VICE PRESIDENT OF HUMAN RESOURCES
MAJ HOMA YOUN FAL AS VICE PRESIDENT OF TECHNOLOGY

SOUTHFIELD, MICHIGAN, May 16, 2002...TECHTEAM GLOBAL, INC., Nasdaq symbol ("TEAM"), a global provider of information technology and business process outsourcing support services, announces that the TechTeam Board of Directors has elected David W. Morgan as Vice President, Chief Financial Officer, and Treasurer, Heidi K. Hagle as Vice President of Human Resources, and Maj Homa youn fal as Vice President of Technology.

"We are pleased to announce the addition of David Morgan to our management team and the promotion of Heidi Hagle and Maj Homa youn fal," said William F. Coyro, Jr., the Company's President and Chief Executive Officer. "David's broad financial experience and IT industry knowledge will be focused on achieving the number one objective of TechTeam's management -- increasing shareholder value. Both Heidi and Maj have been instrumental in positioning TechTeam as the best value proposition in the Information Technology and Business Process Outsourcing sector of the market."

Mr. Morgan comes to TechTeam from Entivity, Inc., a software company based in Ann Arbor, Michigan, where he was Vice President, Chief Financial Officer, Treasurer, and Secretary. Prior to Entivity, Inc., Mr. Morgan was employed as Vice President, Treasurer, and Chief Financial Officer of Clover Technologies, Inc., a $100 million international data and video systems integration company and former subsidiary of SBC Communications, Inc. David has more than 20 years of high-tech experience in the telecommunications and data networking industries and has held a number of management positions with Ameritech Corporation. Mr. Morgan replaces Jean Francois Delpy, who is no longer with TechTeam, as CFO and Treasurer.

Ms. Hagle is being promoted to Vice President from the position of Director of Human Resources that she has held since May 1999. In this capacity, she has been responsible for the Human Resources function throughout TechTeam. Heidi joined the Company in 1996, as a Senior Human Resources Generalist. Ms. Hagle has a Bachelor of Arts from the University of Michigan.

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[TECHTEAM LETTERHEAD]                                           NEWS RELEASE
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Mr. Homa youn fal is currently the Executive Director of Technology and has been with the Company since May of 2001. Prior to coming to TechTeam, he was the manager for Global IT Help Desk Managed Services at Ford Motor Company where he worked for 11 years. Mr. Homa youn fal has a Bachelor of Science from Tehran University and a Master of Science from Concordia University.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be identified by the use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions. Actual results, performance, or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include impact of business with major clients and competition and other factors as described in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.



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CONTACTS:

TECHTEAM GLOBAL, INC.          TECHTEAM GLOBAL, INC.       TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.          James M. Hoen               Michael A. Sosin
President and                  Vice President, Sales       General Counsel and
Chief Executive Officer        (248) 357-2866              Secretary
(248) 357-2866                 jhoen@techteam.com          (248) 357-2866
wcoyro@techteam.com                                        msosin@techteam.com